SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C)
OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒     Preliminary Information Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)
☐     Definitive Information Statement

CVSL INC.
(Exact name of registrant as specified in its charter)

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CVSL Inc.
2950 North Harwood Street, 22nd Floor
Dallas, Texas 75201
(972) 398-7120

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of CVSL Inc.:

This information statement is furnished to the shareholders of CVSL Inc., a Florida corporation (“CVSL” or the “Company”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting stock authorizing the board of directors of CVSL (the “Board”), to amend our Articles of Incorporation to change the name of the Company to JRjr33, Inc. (the “Name Change”).   We have obtained the approval of the Name Change by written consent of a majority of the stockholders that are the record owners of 19,980,062 shares of our common stock (“Common Stock”) which represent approximately 55.9% of the outstanding voting power of CVSL stockholders as of February 1, 2016.  The Name Change cannot be effectuated until 20 days after the mailing of this information statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Florida.   A copy of the certificate of amendment affecting the Name Change is attached to this information statement as Exhibit A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking for a proxy: please do not send us one.

Only shareholders of record at the close of business on February 1, 2016 shall be given a copy of the Information Statement.  The date on which this information statement will be sent to shareholders will be on or about February , 2016.

The accompanying information statement is for information purposes only.  Please read it carefully.
The Information Statement serves as notice of the foregoing action pursuant to the Written Consent in accordance with Section 607.0704 of the Florida Statutes. The close of business on February 1, 2016 is the record date (the “Record Date”) for the determination of the holders of our Common Stock entitled to receive the Information Statement. As of February 1, 2016, we had 250,000,000 shares of our Common Stock authorized and 35,718,279 shares outstanding and entitled to vote. Each share of our Common Stock entitles the holder thereof to one vote on matters submitted for approval to the holders of the Common Stock.

By Order of the Board of Directors

/s/ John P. Rochon
John P. Rochon
Chairman of the Board

Dallas, Texas
February 1, 2016

CVSL Inc.
2950 N. Harwood, 22nd Floor
Dallas, Texas 75201
Telephone: (972) 398-7120

This information statement is furnished to the shareholders of CVSL Inc., a Florida corporation (“CVSL” or the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our voting stock authorizing the Board, to effectuate an amendment to our Articles of Incorporation to effectuate our name change to JRjr33, Inc. (the “Name Change”).   We have obtained the approval of the Name Change by written consent of the shareholders that are the record owners of 19,980,062 shares of our common stock (the “Common Stock”) which represents approximately 55.9% of the voting power as of February 1, 2016.

The Name Change cannot be effectuated until 20 days after the mailing of this information statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Florida with respect to the Name Change.   The amendment to the Articles of Incorporation is to effectuate the Name Change. A copy of the certificate of amendment effecting the Name Change is attached to this information statement as Exhibit A.

The date on which this information statement will be sent to shareholders will be on or about February 1, 2016.

This information statement is being furnished to all holders of record of our voting securities as of February , 2016.

The Board and persons owning a majority of our outstanding voting securities, have unanimously adopted, ratified and approved the proposed action by the Board.  No other votes are required or necessary.

The Quarterly Report on Form 10-Q for quarterly period ended September 30, 2015 and the Annual Report on Form 10-K for the year ended December 31, 2014, and any reports on Form 8-K filed by us during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  We are presently current in the filing of all reports required to be filed by us.

VOTE REQUIRED

Section 607.1006 of the Florida Business Corporation Law (“FBCL”) provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Florida corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Florida corporation are set forth in Section 607.1006.  Section 607.1006 provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.  Pursuant to our Bylaws and the FBCL, a vote by the holders of at least a majority of our outstanding shares of Common Stock is required to effect the Name Change. Our Articles of Incorporation do not authorize cumulative voting. The Board of our company has adopted, ratified and approved the Name Change to JRjr33, Inc. and submitted the proposed Name Change to the shareholders for their approval.  The holders of our Common Stock on February 1, 2016, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to our Certificate of Incorporation, are entitled to vote to amend our Articles of Incorporation.

As of the record date, we had 250,000,000 shares of Common Stock authorized and 35,718,279 shares of Common Stock issued and outstanding and 500,000 shares of preferred stock authorized, none of which are outstanding. The Common Stock is entitled to one vote per share for a total of 35,718,279 votes.  An aggregate of 17,859,140 votes are required to pass the Name Change. The consenting shareholders own 19,980,062 shares of our Common Stock, which represents approximately 55.9% of the issued and outstanding shares of Common Stock, and as such are entitled to 19,980,062 votes,.  The consenting shareholders voted in favor of the Name Change described herein in a unanimous written consent, dated February 1, 2016.

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Board has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company’s name to “JRjr33, Inc.” The Board believes that the Name Change will be in the Company’s best interest and will support a rebranding of the Company and a related public relations campaign. The name CVSL was derived from the Company’s original name, Computer Vascular Device Corp., and the medical device business it had conducted prior to current management’s involvement with the Company. Based on the foregoing, the Board believes that the Name Change more accurately reflects the business operations of the Company.

Effect: A change in the Company’s name is expected to result in a change to the Company’s CUSIP number.  Shareholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Shareholders should not encounter difficulty in selling or transferring shares as a result of the change in name or CUSIP number.  As applicable, new stock certificates evidencing the Name Change that are issued in exchange for stock certificates issued prior to the Name Change representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates.

The Company also intends to change the trading symbol of its common stock to “JRJR.” The change in the trading symbol could cause some market disruption in the trading of the Common Stock if potential new investors seeking to purchase shares in the open market were to have a more difficult time at finding us under a newly-assigned trading symbol.

No Dissenters' Rights: The holders of the Common Stock are not entitled to dissenters' rights in connection with the Name Change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

THE BOARD’S RECOMMENDATION AND SHAREHOLDER APPROVAL

On January 22, 2016, the Board voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to change our name to JRjr33, Inc. In the absence of a meeting, the affirmative consent of holders of a majority of the outstanding shares of voting stock was required to approve the change the name of the Company. Because holders of approximately 55.9% of our Common Stock power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to change the name of the Company to JRjr33, Inc.  The Name Change will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Florida, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to shareholders.

The information contained in this information statement constitutes the only notice we will be providing shareholders.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q:   Why is the Board proposing and recommending the name of the Company be changed?

A:   The Board believes that the Name Change will support a rebranding of the Company and a related public relations campaign. The name CVSL was derived from the Company’s original name Computer Vascular Device Corp. and the medical device business it had conducted prior to current management’s involvement with the Company Accordingly, the Board believes that the corporate name “JRjr33, Inc.” will better portray and convey the Company’s identity.

Q.   Has the Board approved the proposal to conduct the proposed Name Change?

A.  All members of the Board have approved the proposal to authorize the Board to effectuate the Name Change as is in the best interest of the Company and the best interest of the current shareholders of the Company.

Q.   What vote of the shareholder will result in the proposal being passed?

A.   To approve the proposal, the affirmative vote of a majority of the voting rights of the Common Stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Company.

Q.   Who is paying for this Information Statement?

A.   The Company will pay for the delivery of this information statement.

Q.   Whom should I contact if I have additional questions?

A:    Ryan Mack, Deputy Chief Financial Officer of CVSL, 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201, (972) 398-7120.

DISSENTER'S RIGHTS OF APPRAISAL

The FBCL does not provide for dissenter's rights in connection with the proposed amendment of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board fixed the close of business on February 1, 2016 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, CVSL had 250,000,000 shares of Common Stock authorized with a stated par value of $0.001, of which 35,718,279 shares were issued and outstanding. The holders of shares of Common Stock are entitled to one vote per share on matters to be voted upon by shareholders. The holders of shares of Common Stock are also entitled to receive dividends, when and if declared by the board in its discretion, out of funds legally available therefore. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board deems relevant. The Company has never paid any dividends.

Shareholders holding approximately 55.9% of the Common Stock, as of the record date, have consented to the proposed amendments to the Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary shareholder approval of the action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as of February 1, 2016 regarding the beneficial ownership of our common stock. Beneficial ownership generally includes voting or investment power with respect to securities. The table reflects ownership by:

•	each person or entity who owns beneficially 5% or greater of the shares of our outstanding common stock;

•	each of our named executive officers, executive officers and directors; and

•	our executive officers and directors as a group.

The percentages below are calculated based on 35,718,279 shares of our common stock being issued and outstanding as of February 1, 2016. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table below does not include certain shares of common stock that may be issued at some time in the future, subject to the terms and conditions of that certain Amended Share Exchange Agreement. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner	Positions	Number of Shares of common stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote
Directors and Named Executive Officers
John P. Rochon (1)	Chief Executive Officer, President and Chairman of the Board	14,177,500	39.7%
John Rochon, Jr. (2)	Vice Chairman, Chief Financial Officer and Director	5,802,562	16.2%
Julie Rasmussen	Director	2,000	*
Russell Mack	Executive Vice President and Director	150,000	*
Ryan Mack	Deputy Chief Financial Officer	12,500	*
Matt Howe	Chief Investment Officer	12,600	*
Michael Bishop	Director	—	*
Kelly Kittrell	Former Chief Financial Officer and Treasurer and Former Director	150,000	*
Tamala Longaberger (3)	Former Chief Executive Officer of The Longaberger Company and Former Director	—	*
William Randall	Director	13,000	*
Kay Bailey Hutchison (4)	Director	5,316	*
Bernard Ivaldi (5)	Director	2,632	*
Roy G.C. Damary (6)	Director	2,632	*
John W. Bickel (7)	Director	2,605	*
All directors and executive officers as a group (14)		20,333,347	56.9%
5% Shareholders
Rochon Capital Partners, Ltd. (8)		14,177,500	39.7%
John Rochon Management, Inc. (9)		14,177,500	39.7%
Richmont Street, LLC (10)		3,200,000	9.0%
Richmont Capital Partners V LP (10)		3,200,000	9.0%

*Less than 1%

(1)
Includes 37,500 shares of common stock issued directly to John Rochon Management, Inc. (“JRMI”) and 12,515,000 shares issued to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital, and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision making of JRMI. As such, Mr. Rochon may be considered to have control over the voting and disposition of the shares registered in the name of Rochon Capital, and therefore, such shares are also included in the shares listed as held by Mr. Rochon. Also includes an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions (the “Second Tranche Stock”) by third parties or the announcement of certain tender or exchange offers of our common stock, pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Mr. Rochon’s beneficial ownership percentage would increase to 64.7.%. See the section entitled “Certain Relationships and Related Party Transactions.”

(2)
Includes 1,210,760 shares held directly by John Rochon, Jr. and 1,237,500 shares of common stock held by The William John Philip Rochon 2010 Dynasty Trust, of which John Rochon, Jr. is the sole trustee. Includes 3,200,000 shares of common stock issued to Richmont Capital Partners V LP (“RCP V”), which has Richmont Street, LLC as its Managing General Partner, an entity controlled by John Rochon, Jr. Also includes 154,302 shares held by trusts for the benefit of John Rochon, Jr.’s children, of which John Rochon, Jr. is the sole trustee.

(3)
Does not include 1,625,000 shares of common stock that were issued to a trust of which Ms. Longaberger is the trustee upon conversion of a convertible subordinated unsecured note in the principal amount of $6,500,000 bearing interest at the rate of 4% per annum issued to that trust. The note converted into 1,625,000 shares of common stock at a conversion price of $4.00 per share. These shares are subject to a voting agreement entered into between the trust and Mr. Rochon that grants Mr. Rochon the right to vote the shares for a period of five years commencing March 18, 2013. The agreement also provides that the trust also agreed not to transfer, pledge, hypothecate, encumber or assign or otherwise dispose of the shares during the term of the agreement.

(4)	Includes 5,316 shares of common stock that were issued to Kay Bailey Hutchinson for director compensation.

(5)	Includes 2,632 shares of restricted common stock issued to Mr. Ivaldi for director compensation, for which restrictions lapsed on July 8, 2015.

(6)	Includes 2,632 shares of restricted common stock issued to Mr. Damary for director compensation, for which restrictions lapsed on July 5, 2015.

(7)	Includes 2,605 shares of restricted common stock issued to Mr. Bickel for director compensation, for which restrictions lapsed on September 16, 2015.

(8)
Includes 12,515,000 shares of common stock issued directly to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of the JRMI. Mr. Rochon has control over the decision making of JRMI. Inasmuch as Mr. Rochon, Rochon Capital and JRMI may be deemed a group due to certain actions taken by them in connection with the Share Exchange Agreement the beneficial ownership number for Rochon Capital also includes an additional 37,500 shares issued directly to JRMI. Includes an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Rochon Capital’s beneficial ownership percentage would increase to 64.7%. See the section entitled “Certain Relationships and Related Party Transactions.”

(9)
Includes 37,500 shares of common stock issued directly to JRMI and 12,515,000 shares issued to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision-making of JRMI. Include an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock pursuant to the Amended Share Exchange Agreement, which became effective on December 1, 2014. In the event the Second Tranche Stock is issued to Rochon Capital, JRMI’s beneficial ownership percentage would increase to 64.7%. See the section entitled “Certain Relationships and Related Party Transactions.”

(10)
Includes 3,200,000 shares of common stock issued to RCP V upon conversion of the RCP V Note on November 26, 2014. Richmont Street is the sole general partner of RCP V and John Rochon Jr. has decision making power with respect to Richmont Street.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed name change or in any action covered by the related resolutions adopted by the Board, which is not shared by all other shareholders. John P. Rochon and John Rochon, Jr., the individuals controlling the entities that voted in favor of the amendment to the Articles of Incorporation to effect the Name Change, are each officers and directors of the Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
ADDITIONAL INFORMATION
Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (972) 398-7120. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

As we obtained the requisite shareholder vote for the Amendment to the Articles of Incorporation described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of Common Stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: February 1, 2016

By Order of the Board of Directors

/s/ John P. Rochon
John P. Rochon, Chairman of the Board

Exhibit A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
CVSL INC.
(NAME OF CORPORATION AS CURRENTLY FILED WITH THE FLORIDA DEPT. OF STATE)

(Document Number of Corporation (if known)
Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:
A.    IF AMENDING NAME. ENTER THE NEW NAME OF THE CORPORATION:
JRjr33, Inc.
THE NEW NAME MUST BE DISTINGUISHABLE AND CONTAIN THE WORD "CORPORATION," "COMPANY," OR "INCORPORATED" OR THE ABBREVIATION "CORP.," "INC." OR CO.," OR THE DESIGNATION "CORP," "INC," OR "CO", A PROFESSIONAL CORPORATION NAME MUST CONTAIN THE WORD "CHARTERED," PROFESSIONAL ASSOCIATION, OR THE ABBREVIATION "P.A."
B.    ENTER NEW PRINCIPAL OFFICE ADDRESS. IF APPLICABLE:
(PRINCIPAL OFFICE ADDRESS MUST BE A STREET ADDRESS)

2950 North Harwood Street, 22nd Floor
Dallas, Texas 75201
C.    ENTER NEW MAILING ADDRESS. IF APPLICABLE:
(MAILING ADDRESS MAY BE A POST OFFICE BOX)
D.    IF AMENDING THE REGISTERED AGENT AND/OR REGISTERED OFFICE ADDRESS IN FLORIDA. ENTER THE NAME OF THE NEW REGISTERED AGENT AND/OR THE NEW REGISTERED OFFICE ADDRESS:

NAME OF NEW REGISTERED AGENT:

NEW REGISTERED OFFICE ADDRESS:

(FLORIDA STREET ADDRESS)	"Florida.

(CITY)	(ZIP CODE)
NEW REGISTERED AGENT'S SIGNATURE. IF CHANGING REGISTERED AGENT: I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT, I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF THE POSITION.

SIGNATURE OF NEW REGISTERED AGENT. IF CHANGING
IF AMENDING THE OFFICERS AND/OR DIRECTORS. ENTER THE TITLE AND NAME OF EACH OFFICER/DIRECTOR BEING REMOVED AND TITLE. NAME. AND ADDRESS OF EACH OFFICER AND/OR DIRECTOR BEING: ADDED: (ATTACH ADDITIONAL SHEETS, IF NECESSARY)

TITLE	NAME	ADDRESS	TYPE OF ACTION

		☐	Add
☐	Remove
		☐	Add
☐	Remove
		☐	Add
☐	Remove
E.
IF AMENDING OR ADDING ADDITIONAL ARTICLES. ENTER CHANGE(S) HERE:
(ATTACH ADDITIONAL SHEETS, IF NECESSARY). (BE SPECIFIC)
(DATE OF ADOPTION IS REQUIRED)
Effective date if applicable:
Adoption of Amendment(s)
(CHECK ONE)
(NO MORE THAN 90 DAYS AFTER
AMENDMENT FILE DATE)
F.
☒     The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.
☐     The amendment(s) was/were approved by the shareholders through voting groups. THE FOLLOWING STATEMENT MUST BE SEPARATELY PROVIDED FOR EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT(S):
"The number of votes cast for the amendment(s) was/were sufficient for approval
By                                                                                                                                               "

(VOTING GROUP)
☐     The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.
☐     The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder—action was not required.
Dated:
Signature:
(By a director, president or other officer—if directors or officers have not been selected, by an incorporator—if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

/s/ John P. Rochon
(Typed or printed name of person signing)

President and Chief Executive Officer
(Title of person signing)

Exhibit B
 STATEMENT OF ACTION
BY WRITTEN CONSENT
OF THE MAJORITY OF
THE SHAREHOLDERS OF
CVSL INC.
The undersigned, constituting the holders of a majority of the outstanding shares of CVSL Inc., a Florida corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 607.0704 of the Florida Business Corporation Act, do hereby consent in writing to and adopt the following resolutions:
WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to amend its Articles of Incorporation to change the Corporation's name to JRjr33, Inc.
RESOLVED, that the Articles of Amendment to the Articles of Incorporation of the Corporation, in the form attached hereto, be, and hereby are, approved.
This consent is being signed as of February 1, 2016.

ROCHON CAPITAL PARTNERS, LTD.
BY:	JOHN ROCHON MANAGEMENT, INC., General Partner
By:	/s/ John P. Rochon
	Name:	John P. Rochon
	Title:	President
JOHN ROCHON MANAGEMENT, INC.
By:	/s/ John P. Rochon
	Name:	John P. Rochon
	Title:	President

/s/ John Rochon Jr.
John Rochon Jr., individually and in his capacity as the sole trustee of The William John Philip Rochon 2010 Dynasty Trust, the John P. Rochon III Legacy Trust, the Philip Benjamin Rochon Legacy Trust, and the Caroline Bach Rochon Legacy Trust

RICHMONT CAPITAL PARTNERS V LP
BY:	Richmont Street, LLC, its sole general partner
By:	/s/ John P. Rochon, Jr.
	Name:	John Rochon, Jr.
	Title:	President